CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust IV of our reports dated December 20, 2019, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust IV listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 21, 2020

Appendix A

JPMorgan Emerging Markets Research Enhanced Equity Fund

JPMorgan International Equity Plus Fund

JPMorgan International Hedged Equity Fund

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